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                           ARTICLES OF INCORPORATION
                                       OF
                          PACE ENTERTAINMENT GP, CORP.

         The undersigned, being a natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.

                                   ARTICLE I

         The name of the corporation is PACE Entertainment GP, Corp.

                                   ARTICLE II

         The period of its duration is perpetual.

                                  ARTICLE III

         The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The street address of the initial registered office of the corporation is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027, and the name of the initial registered agent of the corporation at such address is Jeffry B. Lewis.

                                   ARTICLE V

         The corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $.01 par value.

                                   ARTICLE VI

         Cumulative voting in the election of directors is expressly prohibited.

                                  ARTICLE VII

         No shareholder of the corporation will by reason of his holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, now or hereafter to be authorized.

                                  ARTICLE VIII

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money paid, labor done or property actually received, which property actually received shall have a value of not less than One Thousand Dollars ($1,000.00).




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                                   ARTICLE IX

         The number of directors shall be fixed in the manner provided in the Bylaws of the corporation. The initial Board of Directors will consist of one director, and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is;

                  Name                          Address
                  ----                          -------

         Allen J. Becker                        515 Post Oak Boulevard
                                                Suite 300
                                                Houston, Texas 77027

                                   ARTICLE X

         To the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the corporation shall not be liable to the corporation or its shareholders for any act or omission in such director's capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of these Articles of Incorporation inconsistent with this Article, by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability to the corporation or its shareholders of a director of the corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

                                   ARTICLE XI

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XII

         The name and address of the incorporator is as follows:

                  Name                        Address
                  ----                        -------

         E. Leigh Sutton                      1601 Elm Street
                                              Suite 3000
                                              Dallas, Texas 75201

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 20th day of December, 1996.



                                              /s/ E. Leigh Sutton
                                              -------------------
                                                  E. Leigh Sutton

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